EXHIBIT 8(r)


                          FUND PARTICIPATION AGREEMENT


     THIS AGREEMENT is made this ___ day of _______, ___, between Seligman Portfolios, Inc., an open-end management investment company organized as a Maryland Corporation (the "Fund"), ______________ (the "Underwriter"), a _________ corporation, and Peoples Benefit Life Insurance Company, a stock life insurance company organized under the laws of the State of Iowa (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A, as may be amended from time to time (the "Account").


                                  WITNESSETH:
                                  ----------

     WHEREAS, the Fund is a registered open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has filed a currently effective registration statement to offer and sell its shares under the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, the Fund desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Fund (the "Participating Insurance Companies") to be issued by Peoples Benefit Life Insurance Company; and

     WHEREAS, the shares of the Fund are divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under this Agreement by mutual agreement of the parties hereto, (the "Portfolios"); and

     WHEREAS, _______________ (the "Adviser") is duly registered as an investment adviser under the federal Investment Advisers Act of 1940 (the "Advisers Act") and any applicable state securities law; and

     WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission ("SEC") granting Participating Insurance Companies (as defined in the Fund's application for such order) and their separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Exemptive Order"); and

     WHEREAS, the Company has registered or will register certain variable life insurance policies and/or variable annuity contracts under the 1933 Act (the "Contracts") or will not register the Contracts in proper reliance on an exemption from registration under the 1933 Act; and

     WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

     WHEREAS, the Underwriter is registered as a broker dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended, (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD"); and

     WHEREAS, to the extent permitted by applicable insurance laws and regulation, the Company intends to purchase shares of one or more Portfolios on behalf of each Account to fund certain of the aforesaid variable life and variable annuity contracts and the Underwriter is authorized to sell such shares to unit investment trusts, such as each Account, at net asset value;

     NOW THEREFORE, in consideration of their mutual covenants contained herein, the parties hereto agree as follows:

                                  ARTICLE I.
                              Sale of Fund Shares
                              -------------------

     1.1. The Underwriter agrees to sell to the Company those shares of the Fund which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 10:00 a.m. eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

     1.2. The Fund shall make [Class 1/Class 2] shares of its Portfolios available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value pursuant to rules of the Securities and Exchange Commission and the Fund shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Directors of the Fund (the "Directors") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Directors acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

     1.3. The Fund agrees to redeem for cash, on the Company's request, any full or fractional shares of any Portfolio held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund (or its agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Fund. The Fund shall make payment for such shares in the manner established from time to time by the Fund, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act.

     1.4. For the purposes of Sections 1.1 and 1.2, the Fund hereby appoints the Company as its agent for the limited purpose of receiving and accepting purchase and redemption orders resulting from investment in and payments under the Contracts. Receipt by the Company shall constitute receipt by the Fund provided that (i) such orders are received by the Company in good order prior to the time the net asset value of each Portfolio is priced in accordance with its prospectus and (ii) the Fund receives notice of such orders by 10:00 a.m. eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

     1.5. Purchase orders that are transmitted to the Fund in accordance with
Section 1.3 shall be paid for on the same Business Day that the Fund receives notice of the order. Payments shall be made in federal funds transmitted by wire. Upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

     1.6. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or the Account. Shares ordered from the Fund will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

     1.7. The Fund shall furnish same day notice (by wire or telephone, followed by written instructions) to the Company of any income dividends or capital gain distributions payable on the Fund's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

     1.8. The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6 p.m. eastern time.

     1.9. The Fund and the Underwriter agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts and to certain qualified pension and retirement plans to the extent permitted by the Exemptive Order. No shares of any Portfolio will be sold directly to the general public. The Company agrees that Fund shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as amended from time to time.

     1.10. The Fund and the Company agree that they shall amend any provision of this Agreement to the extent that it is inconsistent with any condition imposed by the SEC in the Exemptive Order.

                                  ARTICLE II.
                          Obligations of the Parties
                          --------------------------

     2.1. The Fund shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Fund. The Fund shall bear the cost of registration and qualification of its shares, preparation and filing of the documents listed in this section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

     2.2. The Underwriter shall provide the Company with as many printed copies of the Fund's or the relevant Portfolio's current prospectus and statement of additional information (describing only the designated Portfolios of the Account) or, to the extent permitted, the Fund's profiles as the Company may reasonably request. If requested by the Company in lieu thereof, the Fund shall provide the Company with a PDF, camera ready copy, or a form suitable for printing of such documents, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if such documents are amended during the year) to have such documents printed together in one document. Alternatively, the Company may print the Fund's prospectus and/or statement of additional information in combination with other fund companies' prospectuses and statements of additional information. All such documents shall be provided to the Company within time reasonably required to allow for printing and delivery to Contract owners, but no later than five business days prior to the date the documents are required under then-current regulations to be sent to Contract owners. Except as provided in the following three sentences, all expenses of printing and distributing Fund prospectuses and statements of additional information shall be the expense of the Company. For prospectuses and statements of additional information provided by the Company to its existing Contract owners in order to update disclosure annually as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Fund. If the Company chooses to receive PDF or camera ready film in lieu of receiving printed copies of the Fund's prospectus, the Fund will reimburse the Company in an amount equal to the product of A and B where A is the number of such prospectuses distributed to Contract owners, and B is the Fund's per unit cost of typesetting and printing the Fund's prospectus. The same procedures shall be followed with respect to the Fund's statement of additional information.

     The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund's expenses do not include the cost of printing any prospectuses or statements of additional information other than those actually distributed to existing Contract owners.

     2.3 The Fund's prospectus shall state that the statement of additional information for the Fund is available from the Underwriter or the Company (or in the Fund's discretion, the prospectus shall state that such statement is available from the Fund).

     2.3. 2.4 The Fund (at its expense) shall provide the Company with copies of any Fund-sponsored proxy materials, shareholder reports, and other communications (except for prospectuses and statements of additional information, which are covered in Section 2.2) to shareholders in such quantity as the Company shall reasonably require for distribution to Contract owners.

     2.5 The Company shall bear the cost of distributing the Fund's or the relevant Portfolio's prospectus, statement of additional information, shareholder reports and other shareholder communications to owners of and applicants for policies for which the Fund is serving or is to serve as an investment vehicle. The Company shall bear the costs of distributing proxy materials (or similar materials such as voting solicitation instructions) to Contract owners. The Company assumes sole responsibility for ensuring that such materials are delivered to Contract owners in accordance with applicable federal and state securities laws.

    2.6 The Company agrees and acknowledges that the Fund's manager, J. & W. Seligman & Co. Incorporated ("Seligman"), is the sole owner of the name and mark "Seligman" and that all use of any designation comprised in whole or part of Seligman (a "Seligman Mark") under this Agreement shall inure to the benefit of Seligman. Except as provided in section 2.5, the Company shall not use any Seligman Mark on its own behalf or on behalf of the Accounts or Contracts in any registration statement, advertisement, sales literature or other materials relating to the Accounts or Contracts without the prior written consent of Seligman. Upon termination of this Agreement for any reason, the Company shall cease all use of any Seligman Mark(s) as soon as reasonably practicable.

    2.7 The Company shall fully disclose in each Contract prospectus any fees paid or to be paid by the relevant Portfolio under a plan adopted pursuant to Rule 12b-1 of the 1940 Act. The Company shall furnish, or cause to be furnished, to the Fund or its designee, a copy of each Contract prospectus or statement of additional information in which the Fund or Seligman is named prior to the filing of such document with the SEC. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of advertising, sales literature or other promotional material in which the Fund or Seligman is named, at least fifteen Business Days prior to its use. No such material shall be used if the Fund or its designee reasonably objects to such use within fifteen Business Days after receipt of such material.

    2.8 The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or Seligman in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Fund shares (as such registration statement and prospectus may be amended or supplemented from time to time), reports of the Fund, Fund-sponsored proxy statements, or in any advertisements, sales literature or other promotional material approved by the Fund or its designee, or by the Underwriter, except as required by legal process or regulatory authorities or with the written permission of the Fund or the Underwriter or the designee of either.

     2.9 The Fund, Underwriter, or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or its Account(s), is named at least fifteen Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within fifteen Business Days after receipt of such material.

     2.10. The Fund and the Underwriter shall not give any information or make any representations or statements on behalf of the Company, or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Contracts (as such registration statement and prospectus may be amended or supplemented from time to time), or in materials approved by the Company for distribution including advertisements, sales literature or other promotional materials, except as required by legal process or regulatory authorities or with the written permission of the Company.

     2.11. If and to the extent required by law the Company shall (i) solicit voting instructions from Contract owners; (ii) vote the Fund shares in accordance with instructions received from Contract owners; and (iii) vote shares of the Fund for which no timely voting instructions for Contract owners are received in the same proportion as those shares for which voting instructions are received, so long as, and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. The Fund shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Fund. The Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Fund shares held by Contract owners without the prior written consent of the Fund, which consent may be withheld in the Fund's sole discretion.

     2.12 The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the funds described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the Securities and Exchange Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.

     2.13 The Company shall establish and disclose to Contract owners a reasonable policy designed to discourage frequent and disruptive purchases and redemptions of Fund shares by Contract owners and shall cooperate with the Fund to minimize the impact on the Fund of such transactions.

     2.14 The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the Securities and Exchange Commission or other regulatory authorities.

     2.15 The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or each Account, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

     2.16 For purposes of this Article II, the phrase "sales literature or other promotional material" includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials.

                                  ARTICLE III.
                         Representations and Warranties
                         ------------------------------

     3.1. The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Iowa and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under such law on the date set forth in Schedule A.

     3.2. The Company represents and warrants that it has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or that the Company will not register the Account in proper reliance upon an exclusion from registration under the 1940 Act.

     3.3. The Company represents that it has full power and authority under applicable law and has taken all actions necessary, to enter into this Agreement. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act, or that the Contracts are not registered in proper reliance on an exemption from registration under the 1933 Act, prior to any issuance or sale of the Contracts; the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.

     3.4. The Fund represents and warrants that it is duly organized and validly existing under the laws of the State of Maryland.

     3.5. The Fund represents and warrants that the Fund shares offered and sold pursuant to this Agreement will be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the state of Iowa and all applicable federal and state securities laws and that the Fund shall be registered under the 1940 Act prior to any issuance or sale of such shares. The Fund shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall make notice or other filings in accordance with the laws of the various states only if and to the extent deemed necessary by the Fund or the Underwriter.

     3.6 The Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund represents and warrants that the investments of each Portfolio will comply with the diversification requirements set forth in Section 817(h) of the Internal Revenue Code of 1986, as amended, and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event of a breach of the diversification requirement by the Fund, it will take all reasonable steps (a) to notify the Company of such breach and (b) to adequately diversify the Trust so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

     3.7 The Fund represents that it has full power and authority under applicable law and has taken all actions necessary, to enter into this Agreement.

     3.8 The Fund represents that it intends to qualify as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code") and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

     3.9 The Company represents that the Contracts are currently treated as endowment or annuity insurance contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

     3.10 The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states except that the Fund represents that the Fund's investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the State of Iowa and the Fund and the Underwriter represent that their respective operations are and shall at all times remain in material compliance with the laws of the state of Iowa to the extent required to perform this Agreement.

     3.11 The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker/dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance with the laws of the State of Iowa and all applicable state and federal laws, including without limitation the 1933 Act, the 1934 Act and that 1940 Act.

     3.12 The Underwriter represents and warrants that the Adviser is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that the Adviser shall perform its obligations for the Fund in compliance in all material respects with the laws of the State of ________ and any applicable state and federal securities laws.

     3.13 The Fund and Underwriter represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

                                   ARTICLE IV.
                               Potential Conflicts
                               -------------------

     4.1 The Fund, if it determines to offer its shares to any other insurance company, separate account or to a qualified plan shall furnish the Company with a copy of its application for an order of the Securities and Exchange Commission under Section 6(c) of the 1940 Act for mixed and shared funding relief, and the notice of such application and order when issued by the SEC. The Company agrees to comply with the conditions on which such order is issued, including reporting any potential or existing conflicts promptly to the Board of Directors of the Fund , and in particular whenever contract owner voting instructions are disregarded, to the extent such conditions are not materially different from the conditions of the mixed and shared funding relief that the Company has agreed to be bound by in similar participation agreements with other fund providers, and recognizes that it shall be responsible for assisting the Board in carrying out its responsibilities in connection with such order. The Company agrees to carry out such responsibilities with a view to the interests of existing Contract owners.

     4.2. The parties acknowledge that the Fund's shares may be made available for investment to other Participating Insurance Companies and qualified pension and retirement plans ("Qualified Plans"). In such event, the Directors will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies and of Qualified Plans. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Directors shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.

     4.3. The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Directors. The Company will assist the Directors in carrying out their responsibilities under the Exemptive Order by providing the Directors with all information reasonably necessary for the Directors to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contact owner voting instructions.

     4.4. If it is determined by a majority of the Directors, or a majority of its disinterested Directors, that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Directors) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (i) withdrawing the assets allocable to some or all of the Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity contract owners or variable, life insurance contract owners that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (ii) establishing a new registered management investment company or managed separate account.

     4.5. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account if requested by the Fund's Directors, terminate this Agreement with respect to such Account within six months after the Directors inform the Company in writing that it has determined that such decision has created a material irreconcilable conflict; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Directors. Until the end of such six month period, the Fund and Underwriter shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Fund.

     4.6. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Fund and, if requested by the Fund's Directors, terminate this Agreement with respect to such Account within six months after the Directors inform the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Directors. Until the end of such six month period, the Fund and Underwriter shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Fund.

     4.7. For purposes of Sections 4.4 through 4.7 of this Agreement, a majority of the disinterested Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Directors determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Directors inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Directors.

     4.8. The Company and Seligman shall at least annually submit to the Directors such reports, materials or data as the Directors may reasonable request so that the Directors may fully carry out the duties imposed upon them by the Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Directors.

     4.9. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Exemptive Order) on terms and conditions materially different from those contained in the Exemptive Order, then the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

                                   ARTICLE V.
                                 Indemnification
                                 ---------------

     5.1.(a) Indemnification By the Company. The Company agrees to indemnify and
             ------------------------------
hold harmless the Underwriter and the Fund and each of its Directors, officers, employees and agents and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

               (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts themselves or in any advertising, sales literature or other promotional literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Fund for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Fund shares; or

               (ii) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Fund Documents as defined in Section 5.2(a)) or wrongful conduct of the Company or persons under its control, or subject to its authorization or supervisions with respect to the sale or acquisition of the Contracts or Fund shares; or

               (iii) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Fund Documents as defined in Section 5.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Fund by or on behalf of the Company; or

               (iv) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

               (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 5.1(b) and 5.1(c) hereof.

          5.1.(b) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

          5.2.(a) Indemnification By the Fund. The Fund agrees to indemnify and
                  ---------------------------
hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of
Section 15 of the 1933 Act (collectively, the

"Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such
Losses:
                  (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Fund (or any amendment or supplement thereto), (collectively, "Fund Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Fund by or on behalf of the Company for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (ii) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Fund or persons under its control, or subject to its authorization or supervision with respect to the sale or acquisition of the Contracts or Fund shares; or

                  (iii) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Fund; or

                  (iv) arise out of or result from any failure by the Fund to provide the services or furnish the materials required under the terms of this Agreement; or

                  (v) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund.

         5.2.(b) The Company and the Underwriter agree promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of either Account, or the sale or acquisition of shares of the Fund.

         5.3.(a) Indemnification By the Underwriter. The Underwriter agrees to
                 ----------------------------------
indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 5.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund by or on behalf of the Company for use in the Registration Statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Fund, Adviser or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

                  (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Underwriter; or

                  (iv) arise out of or result from any failure by the Underwriter to provide the services or furnish the materials required under the terms of this Agreement; or

                  (v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter; as limited by and in accordance with the provisions of Sections 5.3(b) and 5.3(c) hereof.

         5.3.(b) The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or nay of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account.

     5.4. Neither the Company, the Fund nor the Underwriter shall be liable under the indemnification provisions of sections 5.1, 5.2 or 5.3, as applicable, with respect to any Losses incurred or assessed against an Indemnified Party that arise from such Indemnified Party's willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

     5.5. Neither the Company, the Fund, nor the Underwriter shall be liable under the indemnification provisions of sections 5.1, 5.2 or 5.3, as applicable, with respect to any claim made against any Indemnified Party unless such Indemnified Party shall have notified the other party in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability which it may have to the Indemnified Party in the absence of sections 5.1, 5.2 and 5.3.

     5.6 In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                                  ARTICLE VI.
                                  Termination
                                  -----------

     6.1 This Agreement may be terminated by either party:

         (a) for any reason by six months' advance written notice delivered to the other party; or

         (b) by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

         (c) by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio in the event shares of any of the Portfolios are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

                  (d) by the Fund or the Underwriter in the event that formal administrative proceedings are instituted against the Company by the NASD, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund's shares; provided, however, that the Fund or the Underwriter determine in their sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

                  (e) by the Company in the event that formal administrative proceedings are instituted against the Fund or the Underwriter by the NASD, the SEC, or any state securities or insurance department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or the Underwriter to perform its obligations under this Agreement; or

                  (f) by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M or under any successor or similar provision, or fails to comply with the Section 817(h) diversification requirements specified in Section 3.6 hereof, or if the Company reasonably believes that such Portfolio may fail to so qualify or comply; or

                  (g) by either the Fund or the Underwriter by written notice to the Company, if (1) either one or both of the Fund or the Underwriter, respectively, shall determine, in their sole judgment reasonably exercised in good faith, that the Company has suffered a material adverse change in its business, operations, or financial condition, or is the subject of material adverse publicity and such material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of either the Fund or the Underwriter, (2) the Fund or Underwriter shall notify the Company in writing of such determination and its intent to terminate this Agreement, and (3) after considering the actions taken by the Company and any other changes in circumstances since the giving of such notice, such determination of the Fund or the Underwriter shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination; or

                  (h) by the Company by written notice to the Fund and the Underwriter, if (1) the Company shall determine, in its sole judgment reasonably exercised in good faith, that either the Fund or the Underwriter has suffered a material adverse change in its business, operations or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of the Company, (2) the Company shall notify the Fund and the Underwriter in writing of such determination and its intent to terminate the Agreement, and (3) after considering the actions taken by the Fund and/or the Underwriter and any other changes in circumstances since the giving of such notice, such determination of the Company shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination; or

               (i) by the Company upon any substitution of the shares of another investment company or series thereof for shares of a Portfolio of the Fund in accordance with the terms of the Contracts, provided that the Company has given at least 45 days prior written notice to the Fund of the date of substitution; or

               (j) by the Fund or the Underwriter by written notice to the Company, if the Company gives the Fund and the Underwriter the written notice specified in Section 6.1(b) hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however any termination under this Section 6.1(j) shall be effective forty five (45) days after the notice specified in Section 6.1(b) was given; or

               (k) by any party in the event that the Fund's Board of Directors determines that a material irreconcilable conflict exists as provided in Article V; or

               (l) at the option of any party upon another party's failure to cure a material breach of any provision of this Agreement within 30 days after written notice thereof..

         6.2.  Notwithstanding any termination of this Agreement pursuant to
Section 6.1 (other than a termination pursuant to Section 6.1(k)), the Fund and the Underwriter, shall at the option of the Company, continue to make available additional shares of the Fund (or any Portfolio) pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement (the "Initial Termination Date"), provided that the Company continues to pay the costs set forth in Sections 2.2 and 2.5. Specifically, without limitation, the owners of such Contracts shall be permitted to reallocate investments in the Fund or the relevant Portfolio, redeem investments, and/or invest upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 6.2 shall not apply to any terminations under Article IV and the effect of such
Article IV terminations shall be governed by Article IV of this Agreement.

         6.3   In the event of a termination of this Agreement pursuant to this
Section 6, the Fund or the Underwriter shall promptly notify the Company whether the Fund or the Underwriter will continue to make shares available after such termination; if the Fund or the Underwriter will continue to make shares so available, the provisions of this Agreement shall remain in effect except for
Section 6.1 hereof, and thereafter the Fund may terminate the Agreement (the "Final Termination"), as so continued pursuant to Section 6.2 and this Section 6.3, upon prior written notice to the other party, such notice to be for a period that is reasonable under the circumstances but, if given by the Fund or the Underwriter, need be greater than six months.

         6.4 The Company, the Fund and the Underwriter agree to cooperate in respect of the measures that are necessary or appropriate to effect the Final Termination of this Agreement, and will give reasonable assistance to one another in that regard, including steps necessary or appropriate to ensure that an Account owns no shares of the Fund or the Underwriter after the Final Termination of this Agreement.

     6.5. The provisions of Article V shall survive the termination of this Agreement, and the provisions of Article IV and Section (2.15 - we don't believe this is correct) shall survive the termination of this Agreement as long as shares of the Fund are held on behalf of the Contract owners in accordance with section 6.2.

                                 ARTICLE VII.
                                    Notices
                                    -------

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

               If to the Fund:

                        Seligman Portfolios, Inc.
                        100 Park Avenue
                        New York, New York  10017
                        Attention:  General Counsel, Law & Regulation

               If to the Company:

                        Peoples Benefit Life Insurance Company
                        4333 Edgewood Road N.E.
                        Cedar Rapids, Iowa  52499
                        Attention:  Financial Markets Division, Legal Department

               If to the Underwriter:


                        --------------------------
                        --------------------------
                        --------------------------
                        Attention:
                                   ---------------

                                  ARTICLE VIII.
                                  Miscellaneous
                                  -------------

     8.1. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     8.2. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     8.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     8.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Iowa.


     8.5 The parties to this Agreement acknowledge and agree that all liabilities of the Fund arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Fund and that no Director, officer, agent or holder of shares of beneficial interest of the Fund shall be personally liable for any such liabilities.

     8.6. Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the National Association of Securities Dealers and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     8.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     8.8. The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

     8.9. Neither this Agreement nor any rights or obligations hereunder may be assigned by any party without the prior written approval of all parties hereto; provided, however, that the Underwriter may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Underwriter, if such assignee is duly licensed and registered to perform the obligations of the Underwriter under this Agreement. The Company shall promptly notify the Fund and the Underwriter of any change in control of the Company.

     8.10 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by all parties.

     8.11 This Agreement constitutes the entire contract between the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

     IN WITNESS WHEREOF, each of the parties hereto has caused their duly authorized officers to execute this Participation Agreement as of the date and year first above written.

Seligman Portfolios, Inc.                 Peoples Benefit Life Insurance Company

By:                                       By:
    ------------------------                  ------------------------
Name:                                     Name:
      ----------------------                    ----------------------
Title:                                    Title:
       ---------------------                     ---------------------

(Underwriter)

By:
    ------------------------
Name:
      ----------------------
Title:
       ---------------------

                                                 Schedule A
                                                 ----------
                                 Separate Accounts and Associated Contracts
                                 ------------------------------------------

  Names of Separate Account
   and Date Established by                    Contracts Funded
   the Board of Directors                 By the Separate Account              Applicable Portfolios
   ----------------------                 -----------------------              ---------------------
Peoples Benefit Life Insurance                 Advisor's Edge               Seligman Capital Portfolio
  Company Separate Account V                  Variable Annuity
     (February 14, 1992)                    (AV515 101 130 600)                   Seligman Global
                                                                               Technology Portfolio
                                           Advisor's Edge Select
                                              Variable Annuity              Seligman Communications and
                                            (AV516 101 131 600)                Information Portfolio